UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2021

WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On December 13, 2021, Mr. Glenn Vangolen resigned effective on December 17, 2021, from the Board of Directors (the “Board”) of Western Midstream Holdings, LLC (“WES GP”), the general partner of Western Midstream Partners, LP (“WES”) and a wholly owned subsidiary of Occidental Petroleum Corporation (“Occidental”), in connection with his retirement from Occidental. Western Midstream Operating GP, LLC (the “General Partner”), the general partner of Western Midstream Operating, LP (the “Partnership”) is a wholly owned subsidiary of WES. Mr. Vangolen, who served as Chairman of the Board, did not serve on any Board committees, and his departure was not a result of any disagreement with WES or the Partnership regarding any matter related to its operations, policies, or practices. In connection with Mr. Vangolen’s resignation, the Board elected Mr. Peter J. Bennett as Chairman of the Board on December 14, 2021, effective immediately.

Appointment of Director

Also effective on December 17, 2021, Frederick A. Forthuber is being appointed to the Board. Mr. Forthuber will also be appointed as a member of the Board’s ESG Committee, taking Mr. Bennett’s place on such committee. Mr. Forthuber currently serves as President of Oxy Energy Services, LLC, a subsidiary of Occidental.

Mr. Forthuber was not appointed to the Board pursuant to any arrangement or understanding and does not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K, other than through his employment with Occidental.

Officers or employees of Occidental who also serve as directors of WES GP do not receive additional compensation for their service as a director of WES GP. Accordingly, Mr. Forthuber will not receive additional compensation for his service as a director. Mr. Forthuber will have rights to indemnification by WES and WES GP pursuant to the organizational documents of WES and WES GP, and an Indemnification Agreement with WES GP, the form of which has been previously filed by WES.

Departure of Officer

On December 15, 2021, WES announced that Mr. Charles G. Griffie, Senior Vice President, Operations and Engineering of WES GP and the General Partner, will be leaving WES GP and the General Partner. Mr. Griffie’s departure was not the result of any disagreement with WES or the Partnership regarding any matter related to its operations, policies, or practices. In connection with his departure, Mr. Griffie will receive payments and benefits consistent with those described under the section titled “Executive Severance Plan” in Part II, Item 5 (Other Information) of WES’s Form 10-Q for the quarterly period ended June 30, 2021. Mr. Griffie has entered into a Release and Separation Agreement (“Release Agreement”) with WES setting out the terms of his departure. The Release Agreement also includes a release of claims, confidentiality and other provisions customary for an agreement of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	December 15, 2021	By:	/s/ Christopher B. Dial
Christopher B. Dial Senior Vice President, General Counsel and Secretary

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